UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 2 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 22, 2021, MIG No. 1 Pty Ltd (“MIG”), an Australian subsidiary of Mawson Infrastructure Group Inc. (the “Company”), entered into an electricity supply and sale agreement (“Electricity Supply Agreement”) with Cape Byron Management Pty Ltd (“CBM”) to enable the Company to operate its first Australian bitcoin mining site (“Australian Site”). CBM is a subsidiary of Quinbrook Infrastructure Partners Pty Ltd.

The main terms of the Electricity Supply Agreement include:

●	Certain conditions precedent to be satisfied as outlined in clause 2 of the Electricity Supply Agreement. It is currently contemplated that all condition precedent will be satisfied by January 2022;

●	CBM is to complete all infrastructure works for the Australian Site (at its cost) at agreed times. Liquidated damages of $9,375 per day for each Modular Data Centre that is not generated by the date set out in clause 7.1 of the agreement must be paid by CBM to MIG for any delays in completion;

●	CBM to supply and sell to MIG an agreed quantity of electricity at different intervals for an agreed price at each interval;

●	MIG will construct, own, operate and maintain the MDC Connection Infrastructure (as that term is defined in the Electricity Supply Agreement) on the Australian Site;

●	The term of the Electricity Supply Agreement is 7 years (2 x 3.5 year terms); provided that MIG may terminate the agreement upon 12 months written notice to CBM;

●	There is a profit-sharing arrangement whereby MIG will pay CBM 10% of the Net Bitcoin Revenue (as that term is defined in the Electricity Supply Agreement) generated by MIG through the operations on the Australian Site;

●

In each year during the Supply Term, MIG must (a) take electricity at the Termination Point offered to it at no less than the Minimum Transfer Capacity and (b) MIG agrees to take an aggregate amount of electricity equal to or greater than the Annual Compensation Threshold. MIG agrees to pay CBM cash for any shortfall.

●	MIG will pay to CBM monthly supply charges described as “MIG Charges” (as that term is defined in the Electricity Supply Agreement);

●	MIG grants to CBM a “security interest” to secure the payment obligations of MIG up to the amount of AUD3,657,000, which is subordinated to any security interested granted by MIG to a third party lender;

●	If the Electricity Supply Agreement is terminated early, an “Early Termination Amount” will be calculated by the non-defaulting party and payable by the defaulting party.

The foregoing is a summary of the material terms of the Electricity Supply Agreement and is qualified in its entirety by reference to the Electricity Supply Agreement. Capitalized terms used and not defined above have the meanings set forth in the Electricity Supply Agreement. A copy of the complete Electricity Supply Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1, and the terms of the Electricity Supply Agreement are incorporated herein by this reference.

Item 8.01 Other Events

The Company issued a press release on October 22, 2021, in relation to the Electricity Supply Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Electricity Supply Agreement between MIG No.1 Pty Ltd and Cape Byron Management Pty Ltd dated October 22, 2021
99.1	Press Release issued by Mawson Infrastructure Group Inc. on October 22, 2021 announcing the Electricity Supply Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021, Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 10, 2021, and in other filings that Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: October 22, 2021	By:	/s/ James Manning
James Manning
Chief Executive Officer

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